VERTEX ENERGY, INC. 8-K

Exhibit 99.1

Vertex Energy Provides Operational Update for Second Quarter 2023

Renewable diesel ("RD") production achieved full targeted production capacity of 8,000 bpd during the quarter, as planned

Conventional throughput volumes for the second quarter of 2023 of approximately 76,000 bpd to exceed previously forecasted 68,000-72,000 bpd range, reflecting active mitigation of expected supply disruption impact during quarter

Expected second quarter capture rate of 30%-35% below previously forecasted range of 50%-54%, negatively impacted by significant price volatility in fuels and refined product markets

HOUSTON, TX / BUSINESSWIRE / July 25, 2023 / Vertex Energy, Inc. (NASDAQ: VTNR) ("Vertex" or “the Company"), a leading specialty refiner and marketer of high-quality refined products, today provided an update to its financial and operational outlook for the second quarter of 2023.

Renewable Diesel Maximum Production Target Achieved

Production of renewable diesel achieved the Phase I installed capacity target of 8,000 bpd during the second quarter, as anticipated. The validation of maximum throughput capacity provides important data related to the Company's strategic approach for long-term optimization of the project. Currently, the Company continues to optimize production levels based on factors including commercial obligations and prevailing economic conditions, and does not anticipate providing near-term throughput targets at this time.

Second Quarter Conventional Throughput Volumes Expected to Exceed Prior Projections

Reported throughput volumes at the Company’s Mobile, Alabama Refinery (the “Mobile Refinery”) for the second quarter of 2023 are expected to be approximately 76,000 barrels per day (bpd), exceeding management’s prior expectations of 68,000 bpd to 72,000 bpd. Throughput volumes for the second quarter of 2023 reflect the ongoing consistency and reliability of operations at the Mobile Facility and effective supply chain management of crude oil feedstock supplies.

The prior forecast included an anticipated disruption to feedstock supply by certain vendors. Vertex’s feedstock procurement team successfully minimized the impact of the supply disruption event by actively sourcing alternative short-term supplies and effective inventory management.

Operating expenses per barrel for the second quarter of 2023 are estimated to total between $4.15 to $4.25 per barrel, or 7.6% over prior expectations at the mid-point. The increase reflects additional overhead expenses primarily driven by previously reported renewable diesel feedstock pumping system repair and restart. Capex is expected to be $30-$35 million, in-line with prior expectations.

Second Quarter Capture Rate Negatively Impacted by Unhedged Market Exposure, and Commodity Price Volatility

Capture rate on Gulf Coast 2-1-1 crack spread is forecasted to be 30%-35%, below management’s previously forecasted 50%-54%. The reduction in capture rate reflects increased price volatility in fuel markets and broader commodity market pricing pressure.

●	Significant Downturn in Benchmark 2-1-1 Crack Spread – The Gulf Coast 2-1-1 crack spread for the second quarter 2023 averaged $23.61 per barrel, reflecting a 25.3% decline from the reported first quarter 2023 average of $31.59 per barrel.

●	Market Pricing Erosion on Products Outside of 2-1-1 Crack Spread – During the quarter, the Company also experienced unexpected erosion in market prices for products, particularly Jet A and VGO, which fall outside of the benchmark Gulf Coast 2-1-1 crack spread.

Updated 2Q 2023 Guidance Summary

	Operating Guidance
	(as of 5/9/23)	(as of 7/25/23)
Operating Data:
Mobile Refinery Throughput Volume (Mbpd)[1]	68-72	76
Capacity Utilization	94%	101%
Direct Operating Expense ($/bbl)	$3.80 - $4.00	$4.15 - $4.25
Capture Rate (%)[2]	50% - 54%	30% - 35%
Capex ($/MM)	$30 - $35	$30 - $35

Commodity Price Data:[3]	1Q23	2Q23
LLS Crude Oil ($/bbl)	$78.83	$75.64
GC 2-1-1 Crack Spread ($/bbl)	$31.59	$23.61

1. Preliminary actual throughput volume results (Mbpd = Thousand barrels per day)
2. Capture rate relates to benchmark Gulf Coast 2-1-1 Crack Spread
3. Commodity prices reflect average prices for the quarter

Benjamin P. Cowart, President and CEO of Vertex, stated, “We are pleased to report yet another milestone for our RD project: the validation of targeted throughput capacity for the renewable diesel plant at 8,000 barrels per day. We believe this is significant to our growth potential as it further demonstrates our team's ability to execute end-to-end project deliverables safely and reliably. On the conventional side, our crude refining operations delivered throughput volumes above 100% of stated operational capacity, despite anticipated supply disruptions during the quarter.” Mr. Cowart continued, "While the recent shifts in market conditions and forces outside of our control have negatively impacted our second-quarter profitability on conventional fuels, we continue to advance our feedstock and renewable fuels strategies with continued focus on longer-term value creation."

ABOUT VERTEX ENERGY

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR), is an energy transition company focused on the production and distribution of conventional and alternative fuels. Vertex owns a refinery in Mobile (AL) with an operable refining capacity of 75,000 barrels per day and more than 3.2 million barrels of product storage, positioning it as a leading supplier of fuels in the region. Vertex is also one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA), and Columbus (OH). Vertex also owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydroprocessing and plant infrastructure assets, that include nine million gallons of storage. The Company has built a reputation as a key supplier of base oils to the lubricant manufacturing industry throughout North America.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. The important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation: the future production of the Company’s Mobile Refinery; anticipated and unforeseen events which could reduce future production at the refinery or delay future capital projects, changes in commodity and credits values, and certain early termination rights associated with third party agreements and conditions precedent to such agreements; certain mandatory redemption provisions of the outstanding senior convertible notes, the conversion rights associated therewith, and dilution caused by conversions and/or the exchanges of convertible notes; the Company’s ability to comply with required covenants under outstanding senior notes and a term loan and pay amounts due under such senior notes and term loan, including interest and other amounts due thereunder; the ability of the Company to retain and hire key personnel; the level of competition in the Company’s industry and its ability to compete; the Company’s ability to respond to changes in its industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; the Company’s ability to protect intellectual property and not infringe on others’ intellectual property; the Company’s ability to scale its business; the Company’s ability to maintain supplier relationships and obtain adequate supplies of feedstocks; the Company’s ability to obtain and retain customers; the Company’s ability to produce products at competitive rates; the Company’s ability to execute its business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; the impact of inflation on margins and costs; the volatile nature of the prices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict, increased interest rates, recessions and increased inflation; the Company’s ability to maintain relationships with partners; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making the Company’s operations more costly or restrictive; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally, increases in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding; risk of increased regulation of the Company’s operations and products; disruptions in the infrastructure that the Company and its partners rely on; interruptions at the Company’s facilities; unexpected and expected changes in the Company’s anticipated capital expenditures resulting from unforeseen and expected required maintenance, repairs, or upgrades; the Company’s ability to acquire and construct new facilities; the Company’s ability to effectively manage growth; decreases in global demand for, and the price of, oil, due to inflation, recessions or other reasons, including declines in economic activity or global conflicts; expected and unexpected downtime at the Company’s facilities; the Company’s level of indebtedness, which could affect its ability to fulfill its obligations, impede the implementation of its strategy, and expose the Company’s interest rate risk; dependence on third party transportation services and pipelines; risks related to obtaining required crude oil supplies, and the costs of such supplies; counterparty credit and performance risk; unanticipated problems at, or downtime effecting, the Company’s facilities and those operated by third parties; risks relating to the Company’s hedging activities or lack of hedging activities; and risks relating to planned and future divestitures and acquisitions.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PRELIMINARY FINANCIAL AND OPERATIONAL DATA

The financial and operational data for the three months ended June 30, 2023, contained in this release are preliminary in nature. The Company’s management has prepared the preliminary financial and operational data contained in this release based on the most current information available to management. The Company’s normal closing and financial reporting processes with respect to its financial and operational data for the three months ended June 30, 2023, have not been fully completed. This preliminary financial and operational data has been prepared by, and is the responsibility of, the Company’s management. Neither the Company’s independent accountants, nor any other independent accounting firm, is expressing an opinion or any other form of assurance with respect thereto. As a result, the Company’s actual financial and operational results for the three months ended June 30, 2023, could be different from the preliminary financial and operational data contained herein, and any differences could be material. The Company has prepared these estimates on a basis materially consistent with its historical financial results and in good faith based upon its internal reporting as of and for the three months ended June 30, 2023. This release is not intended to be a comprehensive statement of financial results for this period. The results of operations for an interim period may not give a true indication of the results to be expected for a full year or any future period.

INVESTOR CONTACT

John Ragozzino Jr., CFA (ICR)

IR@vertexenergy.com